Exhibit 10.2 Loan Agreement

                            Loan Agreement

This Agreement is made and dated as of April 1, 2008.

Between: Sona Resources Inc. (the “Company”)
of 2/41 Timurty OM Housing Society,
Sion, Chunnabhatti,
Mumbai, India, 400022

              And:                  Ajeeta Pinheiro (the “Lender”)
                 of 8/11 First Floor
                 Municipal Bldg.,
                 Dominic Lane, Aoarwada
                 Sion, Mumbai, India , 400022

WHEREAS:

A.
The Lender, who is President of the Company, recognizes that the Company is in the early stages of its development and thus it may not be in a position to raise needed working capital from other sources;

B.
The Lender has provided the Company with cash advances totalling $5,993 to date and is willing to provide the Company with working capital, in the form of additional cash advances not exceeding $25,000, from time to time hereafter;

C.	The Lender recognizes that the Company may not be able to repay these cash advances for some time, if ever;
D.	The parties wish to formalize the agreement between them concerning the past and future cash advances,

Now therefore in consideration of the premises and the mutual covenants and agreements between the parties, the parties hereto herby agree as follows:

1.
In order to provide working capital for the Company, and in an effort to ensure the Company will have sufficient cash to meet its budgeted expenses over at least the next twelve (12) months, the Lender agrees to make cash advances to the Company on an as needed basis totalling up to $25,000 (the “New Loan”) in the event the Company is unable to raise capital to finance its operations from other sources.

2.	The Company acknowledges receipt of $5,933 in cash advances (the “Prior Loan”), which is in addition to the New Loan, from the Lender as of the date hereof.

3.
The parties agree that the Prior Loan and the New Loan will not bear interest and have no fixed terms of repayment; provided that the Lender may make demand for repayment of the Prior and/or New Loan, or so much of either as may then have been advanced to the Company at the time demand is made, at any time hereafter, by written notice to the Company delivered to the address set forth above.

4.	This Agreement shall be binding upon the parties hereto and the heirs, executors administrators and assigns of the Lender and the successors and assigns of the Company.

In witness whereof the parties hereto have hereunto affixed their respective hands and seals, or corporate seals, as the case may be, as of the day and year first above written.

Sona Resources, Inc.

Signed By:  /S/ MONIKA SAGAR
                       Monika Sagar
            Secretary Treasurer and Director

The Lender
       Signed: /S/ AJEETA PINHEIRO
                      Ajeeta Pinheiro